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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 2000, except to Note 10, which was as of April 3, 2000 relating to the financial statements and financial statement schedules of Micro Linear Corporation, which appears in Micro Linear Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
November 9, 2000